Exhibit 99.1

Calidi Biotherapeutics Reports First Quarter 2024 Operating and Financial Results

Three upcoming posters, including an update from ongoing Phase 1 trial of Calidi’s CLD-101 program, to be presented at 2024 ASCO Annual Meeting

Presented new data on the mechanisms of action of Calidi’s novel immunotherapies at the AACR Annual Meeting

Unveiled RTNova systemic platform allowing for ease of administration and ability to target multiple tumor types

Completed $6.1 million public offering

SAN DIEGO—(BUSINESS WIRE)— Calidi Biotherapeutics Inc. (NYSE American: CLDI) (“Calidi”), a clinical-stage biotechnology company developing a new generation of targeted virotherapies, today reported its first quarter 2024 operating and financial results and reviewed recent business highlights.

“Calidi’s current focus is on raising additional capital and implementing continued cost cutting measures in order to advance our promising pipeline of novel immunotherapies designed to successfully target and eliminate solid tumors across the body. We plan to present three posters at ASCO including an update from our ongoing trial with City of Hope for recurrent high-grade glioma,” said Allan Camaisa, CEO and Chairman of the Board at Calidi Biotherapeutics. “In parallel to our clinical progress, Calidi has strengthened our preclinical programs through our powerful R&D engine, unveiled our novel systemic delivery platform to target diverse tumor types, and executed a capital raise to strengthen our balance sheet. We believe these efforts will help propel the company through important milestones including an interim clinical update from our ongoing Phase 1 trial and the initiation of the Phase 1 trial with Northwestern University anticipated in the third quarter of 2024, subject to additional capital being raised.”

First Quarter 2024 and Recent Corporate Developments

●	Announced upcoming poster presentations at the 2024 American Society of Clinical Oncology (ASCO) Annual Meeting. The posters will include an update from the Phase 1 trial in collaboration with City of Hope for CLD-101 in recurrent high-grade glioma. Additional posters will focus on preclinical data from the company’s RTNova (CLD-400) and CLD-201 platforms.
●	Presented new data at the American Association for Cancer Research Annual Meeting (AACR) supporting CLD-101 and CLD-201’s first-in-class use of stem cells to protect and potentiate antitumor virotherapies. The results of experiments, conducted in collaboration with City of Hope, provide further detail around the unique stem cell-based mode of delivery and the therapeutic potential at the core of Calidi’s novel technology.

●	Highlighted the company’s novel RTNova systemic platform, a targeted enveloped virotherapy, that has demonstrated preclinically the ability to resist inactivation by human serum and an ability to target diverse tumor types. This novel therapeutic approach has the potential to be available to a diverse patient population with different forms of cancer while remaining cost-effective and easy to administer.
●	Closed public offering of 15,197,500 shares of common stock and accompanying warrants, with gross proceeds of $6.1 million.

First Quarter 2024 Financial Results

The company reported a net loss of $7.2 million, or $0.20 per share, for the three months ended March 31, 2024, compared to a net loss of $6.5 million, or $0.75 per share, for the same period in 2023.

Research and development expenses were $2.7 million for the three months ended March 31, 2024, compared to $2.6 million for the comparable period in 2023, respectively.

General and administrative expenses were $4.0 million for the three months ended March 31, 2024, compared to $2.8 million for the comparable period in 2023, respectively.

The company had approximately $1.2 million in cash and $0.2 million in restricted cash as of March 31, 2024, compared to $1.9 million in cash and $0.2 million in restricted cash as of December 31, 2023.

About Calidi Biotherapeutics

Calidi Biotherapeutics (NYSE American: CLDI) is a clinical-stage immuno-oncology company with proprietary technology designed to arm the immune system to fight cancer. Calidi’s novel stem cell-based platforms are utilizing potent allogeneic stem cells capable of carrying payloads of oncolytic viruses for use in multiple oncology indications, including high-grade gliomas and solid tumors. Calidi’s clinical stage off-the-shelf, universal cell-based delivery platforms are designed to protect, amplify, and potentiate oncolytic viruses leading to enhanced efficacy and improved patient safety. Calidi’s preclinical off-the-shelf enveloped virotherapies are designed to target disseminated solid tumors. This dual approach can potentially treat, or even prevent, metastatic disease. Calidi Biotherapeutics is headquartered in San Diego, California. For more information, please visit www.calidibio.com .

Forward-Looking Statements

This press release may contain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “towards,” “would” as well as similar terms, are forward-looking in nature, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements concerning upcoming key milestones (including the reporting of interim clinical results and the dosing of patients), planned clinical trials, and statements relating to the safety and efficacy of Calidi’s therapeutic candidates in development. Any forward-looking statements contained in this discussion are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth or implied in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that Calidi is not able to raise sufficient capital to support its current and anticipated clinical trials, the risk that early results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive review of the data, and as more patient data becomes available, the risk that Calidi may not receive FDA approval for some or all of its therapeutic candidates. Other risks and uncertainties are set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Registration Statements filed with the SEC on Form S-4 filed on August 2, 2023, on Form S-1 filed on October 6, 2023, on Form S-1 filed on January 29, 2024, as amended on February 7, 2024, on Form 10-K filed on March 15, 2024, and Final Prospectus filed on April 17, 2024.

For Investors:
Stephen Jasper
Gilmartin Group
stephen@gilmartinir.com

For Media:
Stephen Thesing
ir@calidibio.com

Source: Calidi Biotherapeutics, Inc.

CALIDI BIOTHERAPEUTICS, INC.

 CONDENSED CONSOLIDATED BALANCE SHEETS

 (In thousands, except for par value data)

(Unaudited)

	March 31, 2024	December 31, 2023

ASSETS
CURRENT ASSETS
Cash	$1,143	$1,949
Prepaid expenses and other current assets	793	2,354
Total current assets	1,936	4,303
NONCURRENT ASSETS
Machinery and equipment, net	1,165	1,270
Operating lease right-of-use assets, net	3,798	4,073
Other noncurrent assets	506	373
TOTAL ASSETS	$7,405	$10,019
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$3,805	$2,796
Related party accounts payable	94	81
Accrued expenses and other current liabilities	4,566	4,896
Related party accrued expenses and other current liabilities	536	536
Term notes payable, net of discount, including accrued interest	555	529
Related party term notes payable, net of discount, including accrued interest	2,455	278
Convertible notes payable, including accrued interest	1,021	—
Related party bridge loan payable, including accrued interest	205	—
Related party other current liability	567	—
Finance lease liability, current	74	81
Operating lease right-of-use liability, current	1,075	1,035
Total current liabilities	14,953	10,232
NONCURRENT LIABILITIES
Operating lease right-of-use liability, noncurrent	2,756	3,037
Finance lease liability, noncurrent	197	216
Convertible notes payable, including accrued interest	3,375	—
Warrant liability	647	623
Related party warrant liability	50	48
Related party term notes payable, net of discount, including accrued interest	—	2,060
Other noncurrent liabilities	—	2,038
TOTAL LIABILITIES	21,978	18,254
STOCKHOLDERS’ DEFICIT	(14,573)	(8,235)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$7,405	$10,019

CALIDI BIOTHERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
OPERATING EXPENSES
Research and development	$(2,743)	$(2,622)
General and administrative	(4,009)	(2,792)
Total operating expense	(6,752)	(5,414)
Loss from operations	(6,752)	(5,414)
OTHER INCOME (EXPENSES), NET
Interest expense	(98)	(67)
Interest expense – related party	(155)	(150)
Change in fair value of debt, other liabilities, and derivatives	(198)	(1,026)
Change in fair value of debt, other liabilities, and derivatives – related party	(1)	(487)
Grant income	—	691
Other expense, net	(17)	(5)
Total other expenses, net	(469)	(1,044)
LOSS BEFORE INCOME TAXES	(7,221)	(6,458)
Income tax provision	(4)	(4)
NET LOSS	$(7,225)	$(6,462)
Net loss per share; basic and diluted	$(0.20)	$(0.75)
Weighted average common shares outstanding; basic and diluted	35,552	8,655